CODE OF ETHICS
                     J.P. Morgan Investment Management Inc.

1.    Purposes

      This Code of Ethics (the "Code") has been adopted by the Directors of J.P. Morgan Investment Management Inc. (the "Adviser"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(k) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

      It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

      (a)   To employ any device, scheme or artifice to defraud the Fund;

      (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

      (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

      (d)   To engage in any manipulative practice with respect to the Fund.

2.    Definitions

      (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

      (b) "Administrator" means Morgan Guaranty Trust Company.

      (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.


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

      (d)"Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

      (e)"Control" has the same meaning as in Section 2(a)(9) of the Act.

      (f)"Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

      (g)"Fund" means an Investment Company registered under the Investment Company Act of 1940.

      (h)"Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

      (i)"Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

      (j)"Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (k)"Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.    Statement of Principles

            It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

      (a) the duty to at all times place the interests of shareholders and other clients of the Adviser first;

      (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

      (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and

      (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

      It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.


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

4.    Procedures to be followed regarding Personal Investments by Access
      Persons

      (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's trading desk before transacting in any Covered Security based on certain quidelines set forth from time to time by the Adviser's compliance department. For details regarding transactions in mutual funds, see Section 4(e).

      (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's compliance department, unless an exception has been granted by the Adviser's compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's compliance group, within the customary period for the confirmation of such trades in that market.

      (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan Chase & Co. or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

      (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

      (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's trading desk, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person or the Access Person's department has had recent dealings or responsibilities regarding such mutual fund.

      (f) Limited offerings. An Access Person may participate in a limited offering only with written approval of such Access Person's group head (or designee) and with advance notification to the Adviser's compliance department.

      (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

      (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance department if made for investment purposes.


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

      (i) Securities of J.P. Morgan Chase & Co.. No Access Person may buy or sell any security issued by J.P. Morgan Chase & Co. from the 27th of each March, June, September, and December until the first full business day after earnings are released in the following month. All transactions in securities issued by J.P. Morgan Chase & Co. must be pre-cleared with the Adviser's compliance department and executed through an approved trading area. Transactions in options and short sales of J.P. Morgan Chase & Co. stock are prohibited.

      (j) Certification requirements. In addition to the reporting requirements detailed in Sections 6 below, each Access Person, no later than 30 days after becoming an Access Person, must certify to the Adviser's compliance department that he or she has complied with the broker requirements in Section 4(b).

      (k) Each Advisory Person must disclose any potential conflict of interest (personal or professional) to his or her group head either prior to or at the time of making any recommendation that may result in the purchase or sale of securities for a Fund.

5.    Other Potential Conflicts of Interest

      (a) Gifts. No employee of the Adviser or the Administrator may (i)accept gifts, entertainment, or favors from a client, potential client, supplier, or potential supplier of goods or services to the Adviser or the Administrator unless what is given is of nominal value and refusal to accept it would be discourteous or otherwise harmful to the Adviser or Administrator; (ii)provide excessive gifts or entertainment to clients or potential clients; and (iii) offer bribes, kickbacks, or similar inducements.

      (b) Outside Business Activities. The prior consent of the Chairman of the Board of J.P. Morgan Chase & Co., or his or her designee, is required for an officer of the Adviser or Administrator to engage in any business-related activity outside of the Adviser or Administrator, whether the activity is intermittent or continuing, and whether or not compensation is received. For example, such approval is required for such an officer to become:

            -An officer, director, or trustee of any corporation (other than a nonprofit corporation or cooperative corporation owning the building in which the officer resides);

            -A member of a partnership (other than a limited partner in a partnership established solely for investment purposes);

            -An executor, trustee, guardian, or similar fiduciary advisor (other than for a family member).

6.    Reporting Requirements

      (a)   Every Access Person must report to the Adviser:

            (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.


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

            (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

            (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

            (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

      (b)   Exceptions from the Reporting Requirements.

            (i) Notwithstanding the provisions of Section 6(a), no Access Person shall be required to make:

                  A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  B. a Quarterly Transaction or New Account Report under Sections 6(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 6(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

      (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 6(a)(ii).

      (d) All reports prepared pursuant to this Section 6 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

      (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 6 and will inform them of their reporting obligation.


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

      (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

                  (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7.    Recordkeeping Requirements

      The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

            (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
            (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
            (c)   A copy of each report made by an Access Person as required by
                  Section 6(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.
            (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
            (e) A copy of each report required by 6(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
            (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.    Sanctions

      Upon discovering a violation of this Code, the Adviser may impose such sanctions as they deem appropriate, including, inter alia, financial penalty, a letter of censure or suspension or termination of the employment of the violator.


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

FUNDS DISTRIBUTOR, INC.

                       PREMIER MUTUAL FUND SERVICES, INC.
                                 CODE OF ETHICS


                                   May 1, 2000

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                         Part A. General (All Employees)
--------------------------------------------------------------------------------

      All employees are expected to help protect and enhance the assets and reputation of Funds Distributor, Inc. and Premier Mutual Fund Services, Inc. (together, the "Company"). Every individual with whom we come into contact must believe in our honesty, integrity and dependability.

            In the rapidly evolving businesses in which we are engaged, each employee is challenged by a complex environment often requiring fast responses under high pressure. No written policy can definitively state for employees the appropriate action for all business situations. Accordingly, this Code emphasizes a norm or standard of conduct that must permeate all business dealings and relationships rather than a set of specific rules.

            Part B of this Code ("Part B") is directed to the particular objective of compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") as such provisions are applicable to "Access Persons" (defined in Part B). Access Persons include, among others, officers of mutual funds and persons in a position to gain special knowledge about the investment transactions and investment intentions of a mutual fund. Although the procedural requirements of Part B apply only to Access Persons, all Company employees should be familiar with Part B and conduct their personal activities consistently with the standards set forth in Part B.

            All Company employees also should be familiar with and adhere to the Company's Policy on Insider Trading and Other Misuse of Nonpublic Information (the "Insider Trading Policy"), which, among other things, requires the automatic forwarding of employee brokerage statements to the Company's General Counsel. In addition, this Code requires all employees to adhere to all Company policies, including, without limitation, those governing equal employment opportunity, and sexual harassment.

I. Management Responsibility

      Managers by virtue of their positions of authority play a particularly important role in developing the commitment and ability of employees whom they manage to make sound ethical judgments. This requires recognition of the ethical issues often inherent in business decisions, analysis of the ethical aspects of very complex situations, and knowing when to seek assistance in determining the ethical course of action. Other aspects of ethical leadership include:

      (i)   Ensuring that your own conduct is above reproach;

      (ii) Communicating personal support for, and the seriousness of, ethical conduct;

      (iii) Educating employees in all aspects of ethical conduct;

      (iv) Creating an environment that encourages employees to voice ethical concerns and supporting those who speak out for honesty and integrity;

      (v) Avoiding creating pressures and circumstances which influence employees to produce results which are not reasonable and which may inadvertently cloud the judgment of otherwise ethical employees; and

      (vi) Ensuring that claims about our own products and services are valid and honest while avoiding disparagement or unfair treatment of competitors.

II. Financial Records and Reporting

      Each employee involved in the preparation of the Company's financial statements, records and reports must do so in accordance with the letter and spirit of generally accepted accounting standards and all other applicable laws, regulations and standards. All records must accurately and completely reflect the financial condition of the Company.

            Federal and other laws require accurate recordkeeping and accounting and impose civil and criminal penalties on individuals and companies that violate these requirements. Any attempts to create false or misleading records are forbidden. Both law and company policy require that no undisclosed funds or accounts shall be established for any purpose. Moreover, Company policy prohibits any employee from knowingly making a misleading, incomplete or false statement to an accountant or an attorney in connection with an audit or any filing with a governmental or regulatory agency.

III. Conflicts of Interest

      Every employee must avoid conduct that conflicts, or appears to conflict, with his or her duty to the Company. All employees should conduct themselves such that a reasonable observer, whether a client, supplier, fellow employee, or regulator, would have no grounds for belief that a conflict of interest exists.

      Employees are not permitted to self-deal or otherwise to use their positions with the Company to further their own or any other related person's business opportunities. A related person is any family member, any person residing in the same household as the employee, any person with whom the employee has a direct or indirect personal relationship, or any organization or business activity in which the employee has an interest.

      From time to time, situations will arise that are not clear-cut. If you are uncertain about the propriety of your conduct or business relationships consult your manager. If you determine that a conflict does exist please report it immediately to the General Counsel of the Company. In either case, you can be sure that any such discussion will be held in confidence.

      Employees should be aware of the following specific guidelines regarding conflicts of interest:

      (A) No employee should use his or her position with the Company or information acquired during employment in a manner that may create a conflict, or the appearance of a conflict, between personal interests and those of the Company. If a conflict or potential conflict arises, report it immediately to the General Counsel of the Company.

            For example, Company policy does not permit you to:

            (1) Accept, directly or indirectly, any money or object of value from any person or enterprise which has or is seeking business with the Company which may affect, or appear to influence, your business judgment. You should not offer excessive gifts or entertainment to others whose business the Company may be seeking. You may accept business-related meals, entertainment, gifts or favors when the value involved is not significant and clearly will not place you under any obligation to the donor.

            (2) Accept simultaneous employment with any concern that does business or competes with the Company, or with any other concern if that employment would interfere with your full-time and efficient service as an employee of the Company. In addition, if a related person works for a company or firm either in direct competition with or which does business with the Company and occupies a position that can influence decisions affecting lines of business of such other company or firm which compete with the Company's businesses or which relate to the business such other company conducts with the Company, you must disclose such related person's position on the attached agreement.

      (B) Certain situations require approval before you become involved. Specifically, you must submit a request to the General Counsel before you:

            (1) Serve as a director, general partner, or officer of any unaffiliated business organization. This rule does not apply to charitable, civic, religious, public, political, or social organizations, the activities of which do not conflict with the interests of the Company and do not impose excessive demands on your time.

            (2) Obtain an interest in any enterprise which has or is seeking to establish business relations with the Company. However, employees may invest in stock or other securities of publicly-owned companies.

      (C) From time to time situations also occur that must be disclosed to the Company's General Counsel. Examples of such situations include:

            (1) Business opportunities, commissions or other financial arrangements that are offered to related persons by persons or firms that are customers, vendors, or business partners of the Company. The Company requires such disclosure to make a determination of the appropriateness of such offers beforehand and to prevent even the appearance that Company employees might be improperly using their positions in the Company to promote the persona1 or financial interests of related persons.

            (2) Acquisitions of Company property or services on terms other than those available to the general public or other than those established by Company policy.

      These guidelines are intended to protect both you and the Company from conflicts of interest, divided loyalties, and situations that create the perception of impropriety. They will help to prevent you from compromising your ability to act solely in the Company's interest and aid you in complying with existing laws and regulations.

IV. Proprietary Information and Trade Secrets

      All persons who work for the Company learn, to a greater or lesser degree, facts about the Company's business methods that are not known to the general public or to competitors. For example, customer lists, the terms or fees offered to a particular customer, or marketing or strategic plans, may give the Company an advantage and must not be disclosed. In addition, such things as internal processing arrangements or proprietary systems developments must not be disclosed. These are just a few examples.

      Because these trade practices or methods are developed by employees in the course of their jobs for which the Company pays them a salary, these matters are the property of the Company, and it is important to the continued success of the Company that they remain known only to the Company.

      Therefore, except as a duly authorized senior officer of the Company may otherwise consent in writing, you shall not at any time disclose or use, either during or subsequent to your employment by the Company, any information, knowledge or data you receive or develop during your employment which is considered proprietary by the Company. This includes, but is not limited to, information stored for business purposes on any computer system (e.g., mainframes, individual terminals and personal computers) and software used by the Company.

      In addition, no employee shall disclose information which relates to the Company's secrets as contained in business processes, methods, compositions, improvements, inventions, discoveries or otherwise, or which the Company has received in confidence from others. On the other hand, the Company will not ask you to reveal, and no employee shall disclose to the Company, the proprietary information or trade secrets of others.

V. Insider Trading

      The Company believes that it is inconsistent with its reputation for integrity (as well as being illegal) for any employee to trade in securities on the basis of material, nonpublic, or "inside," information about the issuer obtained as a result of the employee's affiliation with the Company or a client of the Company, or otherwise.

      Employees should consult the Company's Insider Trading Policy for a more detailed discussion of this issue.

VI. Compliance with Laws and Regulations

      The policy of the Company is to comply in all respects with all applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and with all applicable federal, state and local laws and regulations in the United States and in any other countries in which we operate. To this end, the Company has established and maintained various practices and procedures (including assigning management oversight responsibilities) which collectively comprise a corporate program intended to promote ethical behavior of employees and agents and to prevent and detect criminal conduct. These practices and procedures must be periodically reviewed and compliance activities properly recorded in order to assure compliance with applicable standards.

      In addition, employees should be sensitive to the various equal employment opportunity laws and to the Company's strong policy against sexual harassment.

      The Company will exercise due diligence in attempting to detect and to prevent criminal conduct by employees and agents. In this regard from time to time the General Counsel may circulate specific laws and regulations because of their high degree of relevance to your activities. However, all employees are expected to be familiar with the laws and regulations that relate to the performance of their jobs and, if in doubt, to seek advice from the General Counsel as to what those laws and regulations are.

VII. Administration of the Code

      The Company's Code of Ethics calls for you to abide by the policies set forth in this Code. Exceptions to these policies may be granted only by the General Counsel, who is responsible for the interpretation of the Code.

      To the extent that the Company has adopted or in the future may adopt specific policies pertaining to any of the matters covered in the Code of Ethics, the Code also mandates your agreement to abide by the terms of such policies. Neither this Code nor your agreement to abide it is meant to vary or supersede the regular terms and conditions of your employment by the Company or to constitute an employment contract.

      All employees are required to review the Code of Ethics annually and to complete, sign and return a statement acknowledging their agreement to abide by the Code. The Company takes the matters discussed in this Code very seriously. Violations of the Code may result in disciplinary actions up to and including termination of employment.

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

               Part B. Compliance with Rule 17j-1 (Access Persons)
--------------------------------------------------------------------------------

      Part B has been adopted by the Company in compliance with Rule 17j-1 under the 1940 Act with respect to Funds (defined below) for which the Company serves as principal underwriter ("Client Funds"). The purpose of Part B is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Client Fund may abuse their fiduciary duties to the Client Fund or the Company, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is designed to address.

      Although certain provisions of Part B apply only to Access Persons (defined below), all Company employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Part B. Therefore, a Company employee may not engage in any investment transaction under circumstances in which the Company employee benefits from or interferes with the purchase or sale of investments by a Client Fund. In addition, Company employees may not use information concerning the investments or investment intentions of a Client Fund for personal gain or in a manner detrimental to the interests of the Client Fund.

      Company employees may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of investments by a Client Fund. In this regard, Company employees should recognize that Rule 17j-1 makes it unlawful for any principal underwriter of a Fund, or any affiliated person of such principal underwriter, directly or indirectly, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired (defined below) by the Fund to:

      (i)   employ any device, scheme or artifice to defraud the Fund;

      (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

      (iv)  engage in any manipulative practice with respect to the Fund.

      Company employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by
Section VI below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

I. Applicability

      The only persons subject to the prohibited transaction and reporting provisions of Part B (Sections III and V) are those Company employees who are Access Persons.

II. Definitions

      (A) "Access Person" means (i) any director, officer, general partner or Advisory Person of a Fund or (ii) any director, officer, general partner of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Client Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Client Fund regarding the purchase or sale of Covered Securities.

      For purposes of Part B, Access Persons do not include persons within the definition of Access Person solely though a relationship with a Fund that is a money market fund or whose series consist only of money market funds.

      (B) An "Advisory Person" of a Fund means: (i) any officer or employee of the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or (ii) any natural person in a Control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

      (C) "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

      (D) "Compliance Officer" means the General Counsel of the Company or his or her designate.

      (E) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

      (F) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, to wit: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. References to a Covered Security in Part B shall be deemed to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security.

      Covered Securities do not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end Funds.

      (G) A "Fund" means an investment company registered under the 1940 Act.

      (H) "Security Held or to be Acquired" by a Fund means: (i) any Covered Security that, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph (H).

III. Prohibited Transactions

      (A) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows at the time of entering into the transaction that: (1) a Fund has purchased or sold the Covered Security within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell the Covered Security in the next 15 calendar days; or (2) a Fund has within the last 15 calendar days considered purchasing or selling the Covered Security or within the next 15 calendar days intends to consider purchasing or selling the Covered Security, unless such Access Person obtains advance clearance of such transaction pursuant to Section IV.

      (B) The prohibitions of this Section do not apply to:

            (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply, however, to optional cash purchases pursuant to a DRIP).

            (2) Purchases of rights issued by an issuer pro rata to all holders of a class of its securities, if such rights were acquired from such issuer, and the exercise of such rights.

            (3) Transactions in futures contracts on U.S. Treasury obligations (and related options) effected on a U.S. commodities exchange.

            (4) Involuntary (i.e., non-volitional) purchases and sales of Covered Securities.

            (5) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control.

            (6) Purchases or sales of Covered Securities that are not eligible for purchase or sale by any Client Fund.

            (7) "De minimis" transactions, defined as any purchase or sale of a Covered Security by an Access Person where (i) the security is included in the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") or whose market capitalization and average daily trading volume substantially similar to securities included in the S&P 500; and (ii) the transaction involves no more $5,000.

                  If, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $15,000, subsequent transactions in the issuer's securities shall no longer be regarded as "de minimis" transactions.

      (C) The prohibitions of this Section, the pre-clearance requirements of
Section IV, and the reporting requirements of Section V apply to securities acquired or disposed of in non-brokered transactions, such as purchases and sales of securities in a private offering and securities acquired directly from an issuer (other than DRIP purchases and the purchase or exercise of rights in accordance with clause (B)(1) or (B)(2) above).

IV. Pre-clearance Procedures

      (A) From Whom Obtained.

      Pre-clearance of a personal transaction in a Covered Security required to be pre-cleared pursuant to Section III above must be obtained from the Compliance Officer. A Compliance Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from the General Counsel, or, if such person is the General Counsel or the General Counsel is unavailable, from an Executive Vice President who is also a registered principal.

      (B) Time of Clearance.

            (1) Access Persons may pre-clear trades only in cases where they have a present intention to effect a transaction in the Covered Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Covered Security at some future time.

            (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to the Compliance Officer.

            (C)   Form.

            Clearance must be obtained in writing by completing and signing the form provided for that purpose by the Company, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer.

V. Reports by Access Persons

      (A) Initial Holdings Reports.

            Within ten (10) days after the person becomes an Access Person, each Access Person shall make a written report of his or her current holdings to the Compliance Officer (an "Initial Holdings Report").

            A Initial Holdings Report shall be on a report form approved by the Compliance Officer and must contain the following information:

            (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            (3)   The date that the report is submitted by the Access Person.

      (B)   Quarterly Transaction Reports.

            Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of a direct or indirect Beneficial Ownership in any Covered Security (a "Quarterly Securities Transaction Report").

            A Quarterly Securities Transaction Report shall be on a report form approved by the Compliance Officer and must contain the following information with respect to each reportable transaction:

            (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            (3) The price of the Covered Security at which the transaction was effected;

            (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

            (5)   The date that the report is submitted by the Access Person.

            A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Covered Security to which the report relates.

            Alternative reporting:

            A Quarterly Securities Transaction Report may consist of broker trade confirmations or account statements or similar material received by the Company with respect to the Access Person if all of the required information is contained in this material and such material is received within the required time period.

            To the extent a Company employee is deemed an Access Person hereunder solely because of an official capacity with a Client Fund (i.e., officership or directorship), he or she may comply with the requirements to file Quarterly Securities Transaction Report to the extent the Access Person has filed a similar report with the Fund so long as (1) the Access Person submits to the Compliance Officer a copy of such report at the time of submission to the Client Fund and
            (2) the form of such report is sufficient in the view of the Compliance Officer and is otherwise consistent with Rule 17j-1.

      (C)   Annual Holdings Reports.

            Annually, each Access Person shall make a written report of his or her current holdings to the Compliance Officer (an "Annual Holdings Report").

            An Annual Holdings Report shall be on a report form approved by the Compliance Officer and must contain the following information (which information must be current as of a date no more than 30 days before the report is submitted):

            (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

            (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

            (3)   The date that the report is submitted by the Access Person.

      (D) Responsibility to Report.

            It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section V. Any effort by the Company to facilitate the reporting process does not change or alter that responsibility.

VI. Sanctions

      Any violation of Part B shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and Part B. The sanctions to be imposed shall be determined by Company. Sanctions may include, but are not limited to, suspension or termination of employment or a letter of censure.

VII. Administration and Construction of Part B

      (A) The administration of Part B shall be the responsibility of the Compliance Officer.

      (B) The duties of the Compliance Officer are as follows:

            (1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, and informing all Access Persons of their reporting obligations hereunder;

            (2) On an annual basis, providing every Access Person with a copy of Part B and informing such persons of their duties and obligations under Part B;

            (3) Maintaining or supervising the maintenance of all records and reports required by Part B;

            (4) Issuance either personally or with the assistance of counsel as may be appropriate, of any interpretation of Part B that may appear consistent with the objectives of Rule 17j-1 and Part B;

            (5) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of Part B to Client Funds as appropriate; and

            (6) Submission to the Board of Directors of each Fund that has approved the Code of any material change to the Code promptly, and in no case later than six months after adoption of such change.

      (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place at its principal place of business, the following records:

            (1) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect;

            (2) A record of any violation of Part B, and of any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;

            (3) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under Section V (alternative reporting), for at least five years after the end of the fiscal year in which the report is made or the information is provided;

            (4) A record of all persons, currently or within the past five years, who are or were required to make reports under Part B, or who are or were responsible for reviewing these reports; and

            (5) A copy of each report required by Section VIII(B) below for at least five years after the end of the fiscal year in which it is made.

VIII. Certification

      (A) In connection with the approval of the Code or any amendment thereto by the Board of Directors of a Client Fund, the Company must furnish to the Board a written report that certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; provided, however, that this requirement does not apply to the Company with -------- ------- respect to any particular Fund unless (i) the Company is an affiliated person of the Fund or of the Fund's investment adviser; or (ii) an officer, director or general partner of the Company serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

      (B) No less frequently than annually, the Company must furnish to the Board of Directors for each Client Fund a written report that: (A) describes any issues arising under the Code since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations, and (B) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; provided, however, that this requirement does -------- ------- not apply to the Company with respect to any particular Fund unless (i) the Company is an affiliated person of the Fund or of the Fund's investment adviser; or (ii) an officer, director or general partner of the Company serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

                             FUNDS DISTRIBUTOR, INC.
                PREMIER MUTUAL FUND SERVICES, INC.CODE OF ETHICS

      AGREEMENT AND DISCLOSURE I acknowledge receipt of the Code of Ethics dated May 1, 2000 and, in consideration of my employment with the Company, agree to abide by the terms of the policies set forth therein. I understand that my obligations under these policies may not be changed or modified, released, discharged, abandoned or terminated, in whole or in part, except by an instrument in writing signed by a duly authorized officer of the Company. I further understand that my obligation to abide by these policies is ongoing (both during and after my employment with the Company) and I agree to promptly disclose to the General Counsel any exceptions to or potential conflicts with this agreement that exist now or may arise in the future. I acknowledge that neither this agreement nor the Code of Ethics is meant to vary or supersede the regular terms and conditions of my employment with the Company or to constitute an employment contract.

      In the space below list any exceptions to the Code of Ethics or other matters that you feel should be disclosed. Specifically, you should list any existing or potential conflicts of interest and any directorships, partnerships, officerships, or other positions held in unaffiliated business organizations. You should list those positions even if you serve at the request of or with the permission of the Company. Please also disclose the positions of any related persons if so required by the Company's policy on conflicts of interests.

      All necessary disclosures should be made on this form even if they have been previously disclosed to the Company.

                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________
                        ________________________________________________________

Are you an Access Person? See definition in Part B.

                     |_| YES                            |_| NO

Please indicate all positions, employment or offices that you currently hold, or that you have been nominated to hold, with Fund Clients.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      In addition, I certify the following:

o I have not been convicted within 10 years of any felony or misdemeanor involving the purchase or sale of any security or arising out of conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; nor has any affiliate been do convicted.

o I have not been, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; nor has any affiliate been do enjoined.

Employee Signature:______________________________Date:________________

Employee Name (please print or type):____________________________________

Title:_______________________________         Phone extension:__________________

      PLEASE COMPLETE, SIGN AND DATE THIS AGREEMENT, DETACH THIS PAGE AND SEND IT UNDER CONFIDENTIAL COVER TO THE ATTENTION OF PATRICK W. MCKEON, V.P.-DIRECTOR OF COMPLIANCE. YOU SHOULD RETAIN A COPY OF THIS AGREEMENT FOR YOUR OWN RECORDS.

Appendix A

      Reg. ss. 240.16a-1

(a) The term "beneficial owner" shall have the following applications:

                                     * * * *

      (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

      (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

      (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

      (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also ss. 240.16a-1(a)(4);

      (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

            (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

            (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

      (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

            (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

            (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

      (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

      (E) A person's interest in securities held by a trust, as specified in ss. 240.16a-8(b); and

      (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

            (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                     * * * *

      (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Section 2 of the Investment Company Act of 1940

(a) When used in this subchapter, unless the context otherwise requires -

                                     * * * *

      [Control]

      (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this subchapter. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the [SEC] by order either on its own motion or on application by an interested person. If an application filed hereunder is not granted or denied by the Commission within sixty days after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon. The Commission, upon its own motion or upon application, may by order revoke or modify any order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts.

                                     * * * *

      [Security]

      (36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

CODE OF ETHICS
                                           The J.P. Morgan Family of Funds

1.  Purposes

      This Code of Ethics (the "Code") has been adopted by the Trustees of the funds listed on Schedule A hereto (each, a "Portfolio"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Securities Held or to be Acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows:

            It is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by such fund --

      (a)   To employ any device, scheme or artifice to defraud the fund;

      (b) To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

      (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

      (d)   To engage in any manipulative practice with respect to the fund.

2. Definitions

(a) "Access Person" means any Trustee, officer or Advisory Person of the Portfolio.

(b) Adviser shall mean J.P. Morgan Investment Management, Inc.

(c) "Advisory Person" of a Portfolio means: (i) any employee of the Portfolio (or any company in a control relationship to the Portfolio) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Portfolio who obtains information concerning recommendations made to the Portfolio with regard to the purchase or sale of Covered Securities by the Portfolio.

(d) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Annex A). Any report required by Section 5(a) of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Security to which the report relates.

(e) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

(f) "Control" has the same meaning as in Section 2(a)(9) of the Act.

(g) "Disinterested Trustee" means a Trustee of the Portfolio who is not an "interested person" of the Portfolio within the meaning of Section 2(a)(19) of the Act.

(h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

(i) "Investment Personnel" means (i) any employee of the Portfolio (or of any company in a control relationship to the Portfolio) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Portfolio; and (ii) any natural person who controls the Portfolio and who obtains information concerning recommendations made to the Portfolio regarding the purchase or sale of securities by the Portfolio.

(j) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

(k) "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.

(l) "Security Held or to be Acquired" by a Portfolio means: (i) any Covered Security which, within the most recent 15 days, is or has been held by the Portfolio or is being or has been considered by the Portfolio or its adviser for purchase by the Portfolio; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in
Section 2(k)(i) of this Code.

3. Prohibited Purchases and Sales

      (a) No Access Person shall purchase or sell directly or indirectly any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

      (i)   is being considered for purchase or sale by the Portfolio; or

      (ii)  is being purchased or sold by the Portfolio.

      (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Portfolio) any information regarding Covered Securities transactions by the Portfolio or consideration by the Portfolio or its adviser of any such Covered Securities transactions.

      (c) No Access Person shall recommend any Covered Securities transaction by the Portfolio without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer, (ii) any contemplated transaction by such person in such Covered Securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Portfolio or on the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

      (d) No Investment Personnel shall purchase any Covered Security which is part of an Initial Public Offering or a Limited Offering.

4. Exempted Transactions

      The prohibitions of Section 3 of this Code shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Portfolio.

      (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Portfolio.

      (d) Purchases which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (f) Purchases or sales which are only remotely potentially harmful to the Portfolio because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold or held by the Portfolio.

5. Reporting Requirements

      (a) Every Access Person must report to the Adviser's compliance department in accordance with Section 5(d) of this Code:

            (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

            (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

            (iii) New Account Report. With respect to any account established by the Access Person in which any Covered Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person. Such report shall be filed no later than 10 days after the end of each calendar quarter.

            (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

      (b) Exceptions from the Reporting Requirements.

            (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

                  A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  B. to make a Quarterly Transaction or New Account Report under Section 5(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or (ii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

            (ii) a Disinterested Trustee who would be required to make a report solely by reason of being a Trustee need not make:

                  A.    an initial holdings report and annual holdings reports;
                        and

                  B. quarterly transaction and new account reports, since the Trustees generally have no involvement in the security selection process. Such reports need to be filed only if a Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Portfolio, should have known, that during the 15-day period immediately before or after the date of the Trustee's transaction in a Covered Security, such Covered Security is or was purchased or sold by the Portfolio or was being considered for purchase or sale by the Portfolio or the Adviser.

      (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly transaction reports filed pursuant to Section 5(a)(ii).

      (d) All reports prepared pursuant to this Section 5 shall be filed with the person designated by the Adviser's compliance department to review these materials.

      (e) The Adviser's compliance department will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

6. Recordkeeping Requirements

The Adviser will, on behalf of each Portfolio, maintain at its principal place of business maintain records in the manner and extent set out in this Section of this Code and will make available to the Securities and Exchange Commission
(SEC) at any time and from time to
time for reasonable, periodic, special or other examination:

      (a) A copy of each code of ethics of the Adviser, distributor and the Portfolios that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

      (b) A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      (c) A copy of each report made by an Access Person as required by Section 5(a) of this Code, including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

      (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

      (e) A copy of each report required by Section 7(b) of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      (f) The Portfolio must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of any Covered Security that is part of an Initial Public Offering or a Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.

7. Fiduciary Duties of the Portfolio's Board of Trustees

      a. Each Portfolio's Trustees, including a majority of Disinterested Trustees, must approve the code of ethics of the Portfolio, the Adviser and distributor and any material change to these codes. The Board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Act as described in
Section 1. Before approving the codes of the Adviser, distributor and the Portfolios, each Portfolio's Board must receive certification from the Adviser, distributor and the Portfolios that each has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Portfolio's Board must approve the codes of the Adviser and the distributor before initially retaining the services of the Adviser or distributor. The Portfolio's Board must approve a material change to a code not later than six months after adoption of the material change. The Adviser, distributor and the Portfolios must each use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

      b. No less frequently than annually, the Adviser, distributor, and the Portfolios must furnish to the Portfolio's Board a written report that:

      1. Describes any issues arising under the code of ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

      2.    Certifies that the Adviser, the distributor, and the

Portfolios have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

8. Sanctions

      Upon discovering a violation of this Code, the Trustees of the Portfolio may impose such sanctions as they deem appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.

Annex A

      The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities, subject to the following:

            (i) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

            (ii) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

      (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;

      (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

      (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

      (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

      (E)   A person's interest in the securities held by a trust, as follows:

            (1) Trustees. If a trustee has a pecuniary interest, as provided above, in any holding or transaction in the issuer's securities held by the trust, such holding or transaction shall be attributed to the trustee in the trustee's individual capacity, as well as on behalf of the trust. With respect to performance fees and holdings of the trustee's immediate family, trustees shall be deemed to have a pecuniary interest in the trust holdings and transactions in the following circumstances: (i) a performance fee is received that does not meet the proviso of paragraph (ii)(C) above; or (ii)at least one beneficiary of the trust is a member of the trustee's immediate family. The pecuniary interest of the immediate family member(s) shall be attributed to the trustee;

            (2) Beneficiaries. A beneficiary shall have or share reporting obligations with respect to transactions in the issuer's securities held by the trust, if the beneficiary is a beneficial owner of the securities, as follows:

                  (aa) If a beneficiary shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to both the beneficiary and the trust;

                  (bb) If a beneficiary has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to the beneficiary only; and

                  (cc) In making a determination as to whether a beneficiary is the beneficial owner of the securities, beneficiaries shall be deemed to have a pecuniary interest in the issuer's securities held by the trust to the extent of their pro rata interest in the trust where the trustee does not exercise exclusive investment control.

            (3) Settlors. If a settlor reserves the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to the settlor instead of the trust; provided, however, that if the settlor does not exercise or share investment control over the issuer's securities held by the trust, the trust holdings and transactions shall be attributed to the trust instead of the settlor; and

      (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

      (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                 CODE OF ETHICS

                                                     Schedule A

Portfolio                                                         Adoption Date

The Federal Money Market Portfolio                                     1/27/00

The Prime Money Market Portfolio                                       1/27/00

The Tax Exempt Money Market Portfolio                                  1/27/00

The Short Term Bond Portfolio                                          1/27/00

The U.S. Fixed Income Portfolio                                        1/27/00

The Tax Exempt Bond Portfolio                                          1/27/00

The U.S. Equity Portfolio                                              1/27/00

The U.S. Small Company Portfolio                                       1/27/00

The International Equity Portfolio                                     1/27/00

The Diversified Portfolio                                              1/27/00

The Emerging Markets Equity Portfolio                                  1/27/00

The New York Tax Exempt Bond Portfolio                                 1/27/00

The European Equity Portfolio                                          1/27/00

The Disciplined Equity Portfolio                                       1/27/00

The International Opportunities Portfolio                              1/27/00

J.P. Morgan Tax Aware U.S. Equity Fund                                 1/27/00

J.P. Morgan Tax Aware Disciplined Equity Fund                          1/27/00

J.P. Morgan California Bond Fund                                       1/27/00

The Emerging Markets Debt Portfolio                                    1/27/00

The U.S. Small Companies Portfolio                                     1/27/00

The Global Strategic Income Portfolio                                  1/27/00

The Treasury Money Market Portfolio                                    1/27/00

J.P. Morgan Global 50 Fund                                             1/27/00

J.P. Morgan U.S. Market Neutral Fund                                   1/27/00

J.P. Morgan U.S. Large Cap Growth Fund                                 1/27/00

J.P. Morgan SmartIndex Fund                                            1/27/00

J.P. Morgan Tax Aware Enhanced Income Fund                             1/27/00

J.P. Morgan Enhanced Income Fund                                       4/06/00

J.P. Morgan Global HealthTech Equity Fund                              6/12/00

J.P. Morgan Global Technology, Media and Telecom. Fund                 6/12/00